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                                                                  EXHIBIT (23)-1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the captions "Experts" in the Registration Statement (Form S-4, No. 333-38369) and the related Prospectus of MedPartners, Inc. for the registration of shares of its Common Stock and the incorporation by reference therein of our report dated February 3, 1997, with respect to the consolidated financial statements of MedPartners, Inc. for the year ended December 31, 1996, included in its Annual Report on Form 10-K/A for the year ended December 31, 1996, our report dated March 28, 1997, with respect to the consolidated financial statements and schedule of America Service Group Inc. for the year ended December 31, 1996, included in its Annual Report on Form 10-K for the year ended December 31, 1996, and our report dated August 25, 1997 with respect to the consolidated financial statements of MedPartners, Inc. for the year ended December 31, 1996, included in its Current Report on Form 8-K dated August 27, 1997, filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

Birmingham, Alabama
November 17, 1997